Digital Ally, Inc.
9705 Loiret Boulevard
Lenexa, Kansas. 66219
Email: stan.ross@digitalallyinc.com

July 31, 2018

Brickell Key Investments LP
11 New Street
St. Peter Port
Guernsey GY1 2PF

Re: Digital Ally, Inc. with Brickell Key Investments LP-Digital Ally, Inc. Common Stock Purchase Warrant for 465,712 Warrant Shares (the "Warrant")

Dear Sirs:

This letter agreement confirms recent discussions and email exchanges with Brickell Key Asset Management.

In the event that the Second Tranche, as defined and as contemplated by that certain Proceeds Investment Agreement (the "PIA") dated as of July 31, 2018 between Digital Ally, Inc. ("DAI") and Brickell Key Investments LP ("BKI"), is not funded, then BKI would be entitled to a pro-rata percentage ($500,000 divided by $10,000,000) of the Warrant. DAI will promptly issue a new Warrant reflecting this adjustment.

Kindly confirm your agreement with the above, by signing below in the space indicated and providing a signed copy of this letter agreement, via email to the undersigned at stan.ross@digitalallyinc.com.

Digital Ally, Inc.

By: */s/ Stanton E. Ross*
Stanton E. Ross, Chief Executive Officer

Consented and agreed to:

BRICKELL KEY INVESTMENTS LP

/s/ Julian R. Carey

Name: Julian R. Carey
Title: Director for and on behalf of Brickell Key Partners GP Limited, as General Partner of Brickell Key Investments LP